Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Share Incentive Plan, as amended, of 21Vianet Group, Inc. of our report dated April 18, 2012, with respect to the consolidated financial statements of 21Vianet Group, Inc. included in the Annual Report (Form 20-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Ernst & Young Hua Ming LLP Shanghai, People’s Republic of China April 3, 2013